Exhibit 99.1

12900 Preston Road, Suite 700 Dallas, Texas 75230 T 972.233.8242 F 972.233.7362

CAPITAL SOUTHWEST CORPORATION ANNOUNCES 3/31/14 NET ASSET VALUE

DALLAS – April 30, 2014 – Capital Southwest Corporation (NASDAQ: CSWC), a publicly traded business development company that makes private equity investments, today reported total net assets at March 31, 2014 of $770,388,014, equivalent to $49.98 per share.  Comparative annual data is summarized below:

	March 31, 2013	December 31, 2013	March 31, 2014
Net assets	$659,776,933	$767,851,339	$770,388,014

Shares outstanding	15,237,264	15,280,744	15,413,532

Net assets per share	$43.30	$50.25	$49.98

During the fiscal year ended March 31, 2014, net assets increased by $110,611,081.  This increase is primarily attributable to an increase in the unrealized appreciation of our investments of $93,032,228, a net realized gain of $14,084,087 principally from the sale of our holdings in Hologic, Inc., and net investment income of $4,893,268. Offsetting the increase was our dividend distributions of $3,049,614 and a federal tax payment of $3,786,678 on behalf of our shareholders. Shares outstanding increased due to the exercise of stock options.

Assuming reinvestment of all dividends and tax credits on retained long-term capital gains, the March 31, 2014 net asset value was 16.9% greater than the March 31, 2013 net asset value of $43.30 per share.

Shares outstanding and the market price of our stock were adjusted on August 16, 2013 (ex-dividend date) to reflect the 4:1 stock split approved by our shareholders on July 15, 2013. All numbers in this press release are presented on a post-split basis.

About Capital Southwest Corporation
Capital Southwest Corporation is a publicly traded business development company that makes private equity investments. Since Capital Southwest was formed in 1961, we have always sought to invest in companies with strong management teams and sound financial performance. As a public company, we are fortunate to have the flexibility to hold investments indefinitely. It is our dedication to this patient investment strategy that enables our portfolio companies to achieve their full potential. Visit our website www.capitalsouthwest.com to learn about our investment criteria and how our capital can enhance your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements.  This release may also contain non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:	Joseph B. Armes
214-884-3820

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